SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) April 28, 2000





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
-----------------                  ------------              -------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The following press release "Simtek Announces Financial Results for the First Quarter of 1999" was released on April 25, 2000:

                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                          FOR THE FIRST QUARTER OF 2000


     COLORADO SPRINGS, Colorado - April 25, 2000 -- Simtek Corporation, provider of the world=s fastest re-programmable nonvolatile semiconductor memories, announced financial results for the first quarter ending March 31, 2000.

     The company posted revenue of approximately $2,500,000 and net income of almost $300,000 for the first quarter of 2000. This compares to revenue of less than $1,400,000 and a net loss of approximately $68,000 for the same period of 1999.

     Simtek began the quarter with orders totalling $1,440,000 and ended the period with orders shippable within a six month period worth $3,250,000, resulting from a 1.7 book to bill ratio. This reflects increasing demand for Simtek's products and includes new orders across the Company=s entire product family. Shipments in the first quarter grew throughout all of Simtek=s major markets in North America, Japan, Southeast Asia and Europe. The office automation application segment was the strongest growth area, which includes mass storage systems and copiers.

     "The strong performance that Simtek showed in the first quarter reflects the overall strength of the electronics market, as well as the robust demand for Simtek's family of products," stated Douglas Mitchell, Simtek's president and CEO. "We have succeeded in producing and marketing parts that provide unique value to manufacturers during the rapid deployment of their newest systems. We have been preparing to meet this kind of sales growth and are now ready to support a very strong new year."

FINANCIAL RESULTS
                                                    Three Months ended March 31
                                                       2000             1999
                                                    ----------       ----------
Net Sales                                           $2,513,393       $1,368,637

Cost of Sales                                        1,493,186          819,396

Gross Margin                                         1,020,207          549,241

Total Operating Expenses                               719,831          607,017

Income (loss) from Operations                          300,376          (57,776)

Other Income (Expense)                                   4,992          (10,611)

Net Income (Loss) before Taxes                         305,368          (68,387)

Provision for income taxes                               5,600                -

Net Income (Loss)                                      299,768          (68,387)

Net Income per Diluted Common Share                       0.01             0.00

Dilutive Shares Outstanding                         35,427,048       28,828,448

     Simtek Corporation develops, produces and markets the world's fastest re-programmable nonvolatile semiconductor memories. "Nonvolatile" refers to the product's ability to retain data stored in memory when electrical power is removed from the device. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the availability of new products during 2000 and statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward- looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                      SIMTEK CORPORATION


April 28, 2000                        By: /s/Douglas Mitchell
                                         ---------------------------------------
                                          DOUGLAS MITCHELL
                                          Chief Executive Officer, President and
                                          Chief Financial Officer (acting)









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